UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2025

Mediaco Holding Inc.
(Exact Name of Registrant as Specified in Its Charter)

001-39029
(Commission File Number)

Indiana	84-2427771
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

48 WEST 25TH STREET, THIRD FLOOR
NEW YORK, New York 10010
(Address of principal executive offices, including zip code)

(212) 229-9797
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	MDIA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Previous Independent Registered Public Accounting Firm

(a)	On May 7, 2025, MediaCo Holding, Inc. (the “Company”) dismissed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm.

(b)
The reports of Ernst & Young on the consolidated balance sheets of MediaCo Holding Inc. and subsidiaries (the Company) as of December 31, 2024 and 2023, the related consolidated statements of operations, changes in equity and noncontrolling interests, and cash flows for each of the two years in the period ended December 31, 2024, and the related notes did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(c)	On May 5, 2025, the Audit Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) approved the decision to change independent registered public accounting firms.

(d)
In connection with the audits of the Company’s financial statements for each of the two most recently completed fiscal years and through May 7, 2025, there have been no disagreements as defined in Item 304(a)(1)(iv) of Regulation S-K between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of such disagreement(s) in connection with its reports.  During the same period, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for the communication by Ernst & Young of a material weakness over the accounting for the Company’s business combination with Estrella Broadcasting, Inc., which included lack of appropriate oversight of third-party valuation specialists and insufficient design and implementation of controls over the completeness and accuracy of data and certain assumptions used in the valuation of intangible assets, as well as insufficient competent resources with an appropriate level of accounting knowledge and experience commensurate with the accounting for business combinations.

(e)
In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Ernst & Young with a copy of this Current Report on Form 8-K and requested that Ernst & Young furnish it with a letter addressed to the SEC stating whether it agrees with the above statements.  Such letter is filed hereunder as Exhibit 16.1.

New Independent Registered Public Accounting Firm

(f)
On May 7, 2025, the Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as its independent registered public accounting firm to audit the Company’s financial statements as of and for the fiscal year ending December 31, 2025 and to review the Company’s financial statements for the fiscal quarters within the fiscal year ending December 31, 2025. The engagement of Deloitte is subject to the completion of Deloitte’s standard client acceptance and independence procedures and execution of an engagement letter.

(g)
During the two most recent fiscal years and through May 7, 2025, neither the Company nor anyone on its behalf consulted with Deloitte regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, or regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit	Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission regarding change in certifying accountants.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MEDIACO HOLDING INC.

Date: May 9, 2025	By:	/s/ Debra DeFelice
Name: Debra DeFelice Title: Chief Financial Officer